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                                                                  EXECUTION COPY


                      PERPETUAL TRUSTEES AUSTRALIA LIMITED

                             PUMA GLOBAL TRUST NO. 4

         U.S. $1,200,000,000 Class A Mortgage Backed Floating Rate Notes

                             UNDERWRITING AGREEMENT


August 14, 2003

Deutsche Bank Securities Inc. ("Representative")
As Representative of the
Several Underwriters Listed
in Schedule I
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:

Perpetual Trustees Australia Limited (ABN 86 000 431 827), a limited liability public company under the Corporations Law of New South Wales, Australia ("Perpetual") in its capacity as trustee of PUMA Global Trust No. 4 (the "Issuer Trustee") proposes to sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), U.S. $1,200,000,000 aggregate principal amount of Class A Mortgage Backed Floating Rate Notes, which shall bear interest at three-month LIBOR plus 0.19% until the quarterly payment date in July 2009 and three-month LIBOR plus 0.38% thereafter (the "Class A Notes"), issued by PUMA Global Trust No. 4 (the "Trust"). Each Class A Note will be secured by the assets of the Trust in accordance with the Security Trust Deed (as defined herein). The assets of the Trust means all assets held by the Issuer Trustee from time to time as trustee of the Trust including, among other things, a pool of variable and/or fixed rate residential housing loans (the "Housing Loans") originated in the name of Perpetual, in its capacity as trustee of the PUMA warehouse trust, including all monies received after the Closing Date (as defined herein) with respect to payments of principal, interest and rights under certain insurance policies with respect to the Housing Loans, any bank account held by the Issuer Trustee and the rights of the Issuer Trustee under the Basic Documents (as defined herein). The Trust will be created pursuant to the Trust Deed, dated July 13, 1990 as amended, modified or supplemented from time to time (the "Trust Deed") between Perpetual and the person referred to therein as the Founder and a sub-fund notice, dated August 12, 2003, from Macquarie Securitisation Limited, ABN 16 003 297 336 (the "Manager") to the Issuer Trustee, which sets forth specific provisions regarding the Trust and details the provisions of the Class A Notes (the "Sub-Fund Notice"). The Note Trust Deed, to be dated on or prior to the Closing Date (as defined herein), by and among the Issuer Trustee, the Manager and The Bank of New York, New York (the "Note Trustee") provides for the issuance and registration of the Class A Notes in accordance with the terms and conditions attached thereto (the "Note Trust Deed"). The Manager and Macquarie Bank

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Limited, ABN 46 008 583 542 ("Macquarie") are each a "Macquarie Party" and collectively are referred to herein as the "Macquarie Parties".

The assets of the Trust will also secure under the Security Trust Deed among other things, the A$ Class B Notes issued on the Closing Date and any other A$ Notes (as defined in the Sub-Fund Notice) that may be issued after the Closing Date.

The Class A Notes will be issued in an aggregate principal amount of U.S. $1,200,000,000. The A$ Class B Notes issued on the Closing Date will be issued in an aggregate principal amount of A$57,500,000.

The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Class A Notes. The registration statement as amended at the time when it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act) is referred to in this Agreement as the "Registration Statement", the form of base prospectus (first filed on or after the date of this Agreement along with the Prospectus Supplement referred to below) is referred to as the "Base Prospectus" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Class A Notes and the offering thereof (the "Prospectus Supplement"), which Base Prospectus and Prospectus Supplement are in the form first filed on or after the date of this Agreement in accordance with Rule 424(b) and are collectively referred to in this Agreement as the "Prospectus".

When used in this Agreement, "Basic Documents" shall mean the Trust Deed, the Sub-Fund Notice, the Class A Notes, the Security Trust Deed, the Note Trust Deed, the Currency Swap (as defined in the Sub-Fund Notice), the Redraw Facility Agreement (as defined in the Sub-Fund Notice) and the Agency Agreement (as defined in the Sub-Fund Notice) and any other contract, agreement or instrument which is or is to be entered into by any of the Macquarie Parties or the Issuer Trustee on or prior to the Closing Date or otherwise in connection with any of the foregoing or this Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus.

In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

Each of the Macquarie Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

1.   Purchase and Sale.
     ------------------

     (a) The Issuer Trustee, at the direction of the Manager, agrees to sell the Class A Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase,

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          severally and not jointly, from the Issuer Trustee the respective principal amount of Class A Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

     (b) In connection with such purchase, the Manager will pay in immediately available funds on the Closing Date to the Underwriters the commissions payable under the letter agreement relating to fees and expenses between the Manager and the Representative, dated as of July 22, 2003 (the "Fee Letter").

     (c) The Representative agrees to pay for any expenses incurred by the Macquarie Parties in connection with any "roadshow" presentation to potential investors.

2.   Offering.
     --------

The Manager and the Issuer Trustee understand that the Underwriters intend to make a public offering in the United States (and to make non-public offerings in other jurisdictions) of their respective portions of the Class A Notes, upon the terms specified in the Prospectus and in this Agreement, as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representative is advisable.

3.   Delivery and Payment.
     --------------------

Payment for the Class A Notes shall be made no later than 12:00 noon, New York City time on August 19, 2003, by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representative, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney or London.

Payment for the Class A Notes shall be made against delivery to the nominee of The Depository Trust Company ("DTC") for the account of the Representative and for the respective accounts of the several Underwriters of one or more fully registered, global book-entry notes (the "Book-Entry Notes") representing U.S. $1,200,000,000 in aggregate Principal Balance of Class A Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Notes duly paid by the Manager. The Book-Entry Notes will be made available for inspection by the Representative at the office of Mayer, Brown, Rowe & Maw LLP, at 1675 Broadway, New York, New York 10019 not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date. Interests in any Book-Entry Notes will be held only in book entry form through DTC, except in the limited circumstances described in the Prospectus.

4.   Representations and Warranties of the Macquarie Parties and the Issuer
     Trustee.
     ----------------------------------------------------------------------

I. The Issuer Trustee represents and warrants to each Underwriter and the Macquarie Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the Macquarie Parties, that:

     (a) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse


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          change in or affecting the general affairs, business, prospects, management, results of operations, or condition (financial or otherwise) of the Issuer Trustee except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Class A Notes and each Basic Document to which it is or is to be a party;

     (b) it has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Australia, with the power and authority (corporate and other) to conduct its business as described in the Prospectus and to issue the Class A Notes and to act as required by each Basic Document to which it is or is to be a party and by law to comply with the requirements of any legislation and subordinate legislation (including, without limitation and to the extent relevant, any Consumer Credit Code) and no other thing is required to be done by the Issuer Trustee (including without limitation the making of any filing or registration) in order to issue the Class A Notes or to execute and act as required by each Basic Document to which it is or is to be a party;

     (c) it has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

     (d) this Agreement has been duly authorized, executed and delivered by the Issuer Trustee;

     (e) the Class A Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, they will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws or general principles affecting the enforcement of creditors rights generally and to general equitable principles. The execution, delivery and performance by the Issuer Trustee of each of the Basic Documents to which it either is, or is to be, a party and this Agreement has been duly authorized by the Issuer Trustee, and, when executed and delivered by it and, each of the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws or general principles affecting the enforcement of creditors rights generally and to general equitable principles;

     (f) it is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under, its (i) constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the


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          aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A Notes and the performance by it of all of the provisions of its obligations under the Class A Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets of the Trust is subject;
          (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required by the Issuer Trustee for the issue and sale of the Class A Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "Trust Indenture Act") and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A Notes by the Underwriters;

     (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting the Issuer Trustee or the Trust or, to which it is or may be a party or to which it or any property of the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Issuer Trustee, (ii) seeking to prevent the issuance of the Class A Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the United States Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents against the Issuer Trustee or
          (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A Notes;

     (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;


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     (i)  to the Issuer Trustee's knowledge, no event has occurred which would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 19 of the Trust Deed;

     (j) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

     (k) subject to compliance with Section 128F of the Income Tax Assessment Act (1936) (the "Australian Tax Act") in relation to payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia, in connection with the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A Notes or the performance by the Issuer Trustee of any of its obligations under the Basic Documents to which it is or is to be a party or the Class A Notes, other than any stamp duty payable with respect to the execution of the Basic Documents;

     (l) the Class A Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust subject to the Prior Interest (as defined in the Security Trust Deed); and

     (m) no event has occurred or circumstances arisen which, had the Class A Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or the fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Security Trust Deed).

II. The Manager represents and warrants to each Underwriter and the Issuer Trustee, as of the date of this Agreement and as of the Closing Date, that:

     (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Manager in writing by such Underwriter directly or through the Representative expressly for use therein;


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     (b)  the Registration Statement has been declared effective under the
          Securities Act by the Commission; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and the Registration Statement and the Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act, (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Manager in writing by such Underwriter directly or through the Representative expressly for use therein, and (iii) the information under the heading "Prepayment and Yield Considerations" in the Registration Statement and the Prospectus Supplement.

     (c) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Manager, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, which is material in the context of the Manager performing its obligations and duties under each Basic Document to which it is or is to be a party;

     (d) the Manager is a corporation duly incorporated and validly existing under the Corporations Act 2001 of the Commonwealth of Australia, the Manager has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party and to carry out the transactions contemplated by such Basic Documents; the Manager has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;


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     (e)  this Agreement has been duly authorized, executed and delivered by the
          Manager;

     (f) each of the Basic Documents to which it is or is to be a party has been duly authorized by it, the Note Trust Deed has been duly qualified under the Trust Indenture Act and, when executed and delivered by the Manager and each of the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Manager, enforceable against the Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and the Class A Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

     (g) the Manager is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A Notes and the performance by the Manager of all of the provisions of its obligations under the Class A Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject, nor will any such action result in any violation of the provisions of the constitution of the Manager or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Manager, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A Notes or the consummation by the Manager of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws of the United States in connection with the purchase and distribution of the Class A Notes by the Underwriters;

     (h) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Manager, threatened against or affecting the Manager or its properties or, to which the Manager is or may be a party or to which the Manager or any property of the Manager is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Class A Notes or the consummation of any of


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          the transactions contemplated by this Agreement or any of the Basic
          Documents, (iii) that may adversely affect the United States Federal or Australian income, excise, franchise or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect the performance of the Manager of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or
          (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A Notes or the marketability of the Class A Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not described as required or are not filed as required, other than certain documents that will be filed following the Closing Date;

     (i) the representations and warranties of the Manager contained in the Basic Documents are true and correct in all material respects;

     (j) PricewaterhouseCoopers ("PWC") are independent public accountants with respect to the Manager within the meaning of the Securities Act;

     (k) the Manager owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and the Manager has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and the Manager is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

     (l) no event has occurred which would entitle the Manager to direct Perpetual to retire as trustee of the Trust under clause 19 of the Trust Deed;

     (m) the Manager has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Manager for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

     (n) no stamp or other duty is assessable or payable, and, subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in


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          connection with the authorization, execution or delivery of the Basic
          Documents to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A Notes and the performance of the Manager's obligations under the Basic Documents to which it is, or is to be, a party and the Class A Notes except for any of the Basic Documents on which stamp duty is payable;

     (o) no event has occurred or circumstances arisen which, had the Class A Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default (as defined in the Security Trust Deed).

III. Macquarie represents and warrants to each Underwriter and the Issuer Trustee, as of the date of this Agreement and as of the Closing Date, that:

     (a)  Macquarie is a company incorporated in the Australian Capital
          Territory;

     (b) this Agreement has been duly authorized, executed and delivered by Macquarie;

     (c) the representations and warranties of Macquarie contained in the Basic Documents are true and correct in all material respects; and

     (d) since the respective dates as of which information is provided in the Registration Statement and the Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise) of Macquarie, which is material in the context of Macquarie performing its obligations and duties under each Basic Document to which it is or is to be a party.

5.   Covenants and Agreements.
     ------------------------

I. The Manager covenants and agrees with each of the several Underwriters as follows:

     (a) to file, if required, the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act, and to furnish copies of the Prospectus to the Underwriters, provided that the distribution of such copies shall be at the Underwriters' expense, in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

     (b) to deliver, at the expense of the Manager, to the Representative upon its request up to 5 signed copies of the Registration Statement and each post-effective amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement and each post-effective amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request, provided that the distribution of such copies shall be at the Underwriter's expense;

     (c) for the period of 90 days following the first date of the public offering of the Class A Notes only, before filing any amendment or supplement to the Registration Statement or the Base Prospectus and the Prospectus Supplement, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

     (d) to advise the Representative promptly, and to confirm such advice in writing, (I) for the period of 90 days following the first date of the public offering of the Class A Notes only, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment or supplement to the Registration Statement or any amendment to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, and (v) as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (II) of the receipt by the Manager of any notification with respect to any suspension of the qualification of the Class A Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Class A Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

     (e) if, during the period of 90 days following the first date of the public offering of the Class A Notes, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Manager, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Manager) to which Class A Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

     (f) to endeavor to qualify the Class A Notes for offer and sale under the securities or Blue Sky laws of such states or territories of the United States as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

     (g) to make generally available to the holders of the Class A Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

     (h) so long as the Class A Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each day preceding a Quarterly Payment Date or as soon thereafter as practicable, notice by telex or facsimile to the Representative of the Note Factor (as defined in the note conditions set out in Schedule 2 of the Note Trust Deed, the "Note Conditions")
          (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange in connection with the Class A Notes, and (v) from time to time such other information concerning the Trust or the Manager as the Representative may reasonably request;

     (i) to the extent, if any, that the ratings provided with respect to the Class A Notes by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, A Division of The McGraw-Hill Companies, Inc. (the "Rating Agencies") are conditional upon the furnishing of documents or the taking of any other action by the Manager, the Manager shall use its best efforts to furnish such documents and take any other such action;

     (j) to assist the Representative to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A Notes and related matters;

     (k) to not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the ratings referred to in Section 6(m) below;

     (l) to pay all fees, costs and expenses incident to the performance of its obligations hereunder, including commissions payable, in immediately available funds to the Underwriters for the performance of their obligations under this Agreement whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, as set forth in the Fee Letter; provided that such payments shall be made without prejudice to the rights or remedies of the Manager related to any termination of this Agreement; and

     (m) to cause the charges created by or contained in the Security Trust Deed to be registered within all applicable time limits in accordance with the Australian Corporations Act 2001 (and any regulations related thereto).

II. The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the Macquarie Parties as follows:

     (a) to use the net proceeds received by the Issuer Trustee from the sale of the Class A Notes pursuant to this Agreement in the manner specified in the Prospectus Supplement under the caption "Use of Proceeds";

     (b) to notify the Representative and the Macquarie Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

     (c) to pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A Notes or the enforcement or delivery of this Agreement;

     (d) to use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A Notes and related matters;

     (e) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with the closing on the Closing Date;

     (f) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the ratings referred to in Section 6(m) below; and

     (g) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters.

6.   Conditions to the Obligations of the Underwriters.
     -------------------------------------------------

The several obligations of the Underwriters hereunder are subject to the performance by the Macquarie Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions:

     (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 p.m., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(I)(a) hereof; and all requests for additional information by the Representative with respect thereto shall have been complied with to the satisfaction of the Representative;

     (b) the representations and warranties of the Macquarie Parties and the Issuer Trustee contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Macquarie Parties in the Basic Documents will be true and correct on the Closing Date; and each Macquarie Party and the Issuer Trustee shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

     (c) since the respective dates as of which information is given in the Prospectus, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of each Macquarie Party, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

     (d) the Representative shall have received on and as of the Closing Date a certificate of an executive officer of each Macquarie Party, with specific knowledge about financial matters of such Macquarie Party, satisfactory to the Representative to the effect set forth in subsections (a) through (c) of this Section;

     (e) Clayton Utz, Australian counsel for Macquarie and the Manager, shall have furnished to the Representative their written opinion, dated on or prior to the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (f) Clayton Utz, Australian tax counsel for Macquarie and the Manager shall have furnished to the Representative their written opinion, dated on or prior to the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (g) the Representative on or prior to the Closing Date shall have received letters, dated the date thereof, from (i) PWC, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the Securities Act and the applicable rules and regulations related thereto and stating in effect that they determine that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments thereto), agrees with the accounting records of the Manager, excluding any questions of legal interpretation, and (ii) PWC, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified proceedings with respect to the Housing Loans to be acquired by the Trust on the Closing Date;

     (h) McKee Nelson LLP, special United States counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (i) Mayer, Brown, Rowe & Maw LLP, United States counsel for Macquarie and the Manager, shall have furnished to the Representative their written opinion, dated on or before the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, to the effect that:

          (i) The Note Trust Deed has been duly qualified under the Trust Indenture Act;

          (ii) To the best of such counsel's knowledge, there are no material contracts, indentures, or other documents of a character required to be described or referred to under either the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto;

          (iii) The Trust is not, and will not as a result of the offer and sale of the Class A Notes as contemplated in this Agreement, or as a result of the consummation of the transactions contemplated by the terms of the Basic Documents become, required to be registered as an "investment company", under the Investment Company Act of 1940, as amended;

          (iv) No consent, approval, authorization or order of any United States federal court or governmental agency or body is required
                 (i) for the consummation by Macquarie or the Manager of the transactions contemplated by the terms of the Basic Documents or (ii) for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Class A Notes by the Issuer Trustee, except, in each case,
                 (a) such as have been obtained under the Securities Act and the Trust Indenture Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and the offer and sale of the Class A Notes, as to which such counsel will express no opinion;

          (v) The Registration Statement has become effective under the Securities Act as of the date and time specified in such opinion, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened under Section 8(d) of the Securities Act;

          (vi) The Registration Statement and the Prospectus, as of their respective effective or issue date, other than financial or statistical information contained therein, complied as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder;

          (vii) Such counsel shall have no reason to believe that the Registration Statement, as of the effective date thereof or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein not misleading or that the Prospectus, as of the date thereof or as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such counsel shall express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

          (viii) The statements in the Prospectus Supplement under the caption "Description of the Offered Notes", "Description of the Transaction Documents" and "Description of the Parties" insofar as they purport to summarize certain terms of the Class A Notes and the applicable Basic Documents, constitute a fair summary of the provisions purported to be summarized; and

          (ix) To the extent that the execution and delivery of this Agreement, is a matter to be determined under New York law, this Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of each of Macquarie, the Issuer Trustee and the Manager, provided that such counsel shall express no opinion regarding any severability provision in this Agreement or regarding the legal, valid and binding effect or the enforceability of any indemnification provisions in this Agreement to the extent that any such provisions may be deemed to cover matters under the federal securities laws.

     (j) Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for Macquarie and the Manager, shall have furnished to the Representative their written opinion, dated on or prior to the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (k) Mallesons Stephen Jaques counsel for the Issuer Trustee, the Security Trustee and the Note Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (l) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

     (m) at the Closing Date, the Class A Notes shall have been rated "AAA" by Standard & Poor's Ratings Group, A Division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc., as evidenced by letters from the Rating Agencies;

     (n) the execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date;

     (o) on or prior to the Closing Date, the Macquarie Parties and the Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request; and

     (p) the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date A$ Class B Notes in the principal amount required to be issued on the Closing Date in accordance with the terms thereof have been duly authorized and issued pursuant to the Basic Documents.

7.   Indemnification and Contribution.
     --------------------------------

     (a) Each of Macquarie and the Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A Notes, and each person, if any, that controls any Underwriter within the meaning of either Section 15 of the Securities Act or
          Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Manager shall have furnished any amendments or supplements thereto) (other than to the extent any losses, claims, damages or liabilities arise as a result of any information under the heading "Prepayment and Yield Considerations" in the Prospectus Supplement), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to a Macquarie Party in writing by such Underwriter directly or through the Representative expressly for use therein, or (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Class A Notes which are the subject thereof if such person did not receive a copy of the Prospectus (as amended or supplemented) at or prior to the confirmation of the sale of such Class A Notes to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus (as amended or supplemented).

     (b) To the extent that any payment of damages by a Macquarie Party pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to Prudential Standard APS 120 "Funds Management and Securitisation", paragraph 15 of Guidance Note AGN 120.3, "Purchase and Supply of Assets (including Securities issued by SPVs)", being Guidance Note to Prudential Standard APS 120 "Funds Management and Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provision in any replacement of Prudential Standard APS 120 "Funds Management and Securitisation").

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Macquarie and each person that controls any of the Macquarie Parties or the Issuer Trustee within the meaning of Section 15 of the Securities Act and
          Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Macquarie Parties or the Issuer Trustee to each Underwriter, but only with reference to (i) information relating to such Underwriter furnished to a Macquarie Party in writing by such Underwriter directly or through the Representative expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, and (ii) any Computational Materials and ABS Term Sheets (each as defined below) delivered by such Underwriter to any investor in the Class A Notes.

     (d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsections (a) or (c) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
          (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or
          (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A Notes, and such control persons of Underwriters shall be designated in writing by the Representative and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Macquarie and such control persons of any of the Macquarie Parties or the Issuer Trustee shall be designated in writing by the Manager. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (d), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if
          (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

     (e) If the indemnification provided for in subsections (a) or (c) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Macquarie Parties and the Issuer Trustee on the one hand, and the Underwriters on the other, from the offering of the Class A Notes, and (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Macquarie Parties and the Issuer Trustee on the one hand, and of the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Macquarie Parties and the Issuer Trustee on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Macquarie Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters in respect thereof respectively bear to the aggregate public offering price of the Class A Notes. The relative fault of the Macquarie Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Macquarie Parties or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Macquarie Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection
          (e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Class A Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Class A Notes set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Macquarie Parties, the Issuer Trustee and the Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Macquarie Parties or the Issuer Trustee, its officers or directors or any other person controlling the Macquarie Parties or the Issuer Trustee and (iii) acceptance of and payment for any of the Class A Notes.

8.   Termination.
     -----------

Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Manager, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Macquarie Parties or the Issuer Trustee shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney, Australia or London, England shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or related United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable to market the Class A Notes on the terms and in the manner contemplated in the Prospectus.

9.   Effectiveness of Agreement; Default of Underwriters.
     ---------------------------------------------------

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Manager for the purchase of such Class A Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Manager. In any such case either you or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  Expenses upon Termination.
     -------------------------

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Macquarie Parties or the Issuer Trustee to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Macquarie Parties or the Issuer Trustee shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, Macquarie agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.  Fee Letter.
     ----------

Notwithstanding any term or provision herein in relation to fees and expenses, any obligation of reimbursement of such fees or expenses by a Macquarie Party shall be subject to, and where applicable, superceded by, the terms and provisions of the Fee Letter.

12.  Consent to Jurisdiction; Appointment of Agent to Accept Service of Process.
     --------------------------------------------------------------------------

Each of the Macquarie Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Macquarie Parties irrevocably appoints Macquarie Equities (USA) Inc., 600 Fifth Avenue, 22nd Floor, New York, New York 10020, and the Issuer Trustee irrevocably appoints CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011, to act as authorized agents for the Macquarie Parties and the Issuer Trustee, respectively, in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service or process upon such agent, and written notice of said service to it by the person servicing the same to the address provided in Section 20, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the Macquarie Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A Notes remain outstanding.

The obligation of any of the Macquarie Parties or the Issuer Trustee in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the Macquarie Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

13.  Foreign Taxes.
     -------------

All payments to be made by the Issuer Trustee and the Macquarie Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such Macquarie Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such Macquarie Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

14.  Waiver of Immunities.
     --------------------

To the extent that any of the Issuer Trustee or any of the Macquarie Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuer Trustee and each of the Macquarie Parties, as applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

15.  Judgment Currency.
     -----------------

If any judgment or order in any legal proceeding against any of the Issuer Trustee or any of the Macquarie Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "Judgment Currency") other than United States dollars and there is any variation as between (i) the rate of exchange (the "Judgment Rate") at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "Market Rate") at which the person to whom such amounts is paid (the "Payee") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the Macquarie Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the Macquarie Parties, as applicable. The foregoing indemnity shall constitute separate and independent obligations of the Issuer Trustee and the Macquarie Parties or the Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate or exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

16.  Selling Restrictions.
     --------------------

     (a) No prospectus in relation to the Class A Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer, for issue, and has not invited and will not invite applications for the issue of the Class A Notes or offer the Class A Notes for sale or invite offers to purchase the Class A Notes to, a person, unless the minimum amount payable to the relevant Underwriter for the Class A Notes, after disregarding any amount paid or payable or lent by the relevant Underwriter or any associate (as determined under sections 10 to 17 of the Australian Corporations Act
          2001) of that Underwriter, on acceptance of the offer by that person is at least A$500,000 (or the equivalent thereof in any other currency) calculated in accordance with section 708(a) of the Australian Corporations Act and regulations 7.1.18(3) and 7.1.18(4) of the Australian Corporations Regulations 2001.

     (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will offer the Class A Notes for sale, or invite or induce offers to buy the Class A Notes, by:

          (i) making the Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the Prospectus available on that Bloomberg source; or

          (ii) making hard copies of the Prospectus for the Class A Notes available for collection from the Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

     (c) Each Underwriter agrees that it will not sell Class A Notes to, or invite or induce offers for Class A Notes from:

          (i) any associate of the Issuer Trustee or a Macquarie Party specified in Schedule II or Schedule III; or

          (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a Macquarie Party.

     (d) Each Underwriter, severally and not jointly, agrees to: (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Class A Notes specifying that it has complied with section 16(b); and (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the Class A Notes; provided that no Underwriter shall be obliged to disclose any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

     (e)  Each Underwriter (severally and not jointly) agrees that:

          (i) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

          (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom;

          (iii) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended; and

          (iv) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the Class A Notes to a person who is of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, or who is a person to whom such document may otherwise lawfully be communicated.

     (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit an offering of the Class A Notes in any jurisdiction outside the United States where any action would be required to be taken for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.

17. Computational Materials, ABS Term Sheets and Electronic Copy of Preliminary Prospectus.
     ---------------------------------------------------------------------------

     (a) Each Underwriter represents and warrants to the Macquarie Parties that it has not and will not distribute to any investor or prospective investor any information that constitutes "Computational Materials" as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994), with respect to the offering of the Class A Notes.

     (b) Each Underwriter represents and warrants to the Macquarie Parties that it has not and will not distribute to any investor or prospective investor any information that constitutes "ABS Term Sheets" as defined in the Commission's No-Action Letter, dated February 13, 1995, addressed to the Public Securities Association, with respect to the offering of the Class A Notes.

     (c) Each Underwriter represents to the Macquarie Parties that it has furnished (or will furnish) a printed copy of the final Prospectus to all persons to whom it previously sent an electronic copy of the preliminary Prospectus and/or the final Prospectus and to whom it will send a written confirmation of sale prior to its receipt of settlement proceeds from each such person.

18.  Certain Matters Relating to the Issuer Trustee.
     ----------------------------------------------

The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets of the Trust out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee's liability described in this Section applies despite any other provision of this Agreement to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

     (a) The parties other than the Issuer Trustee may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust in any capacity other than as trustee of the Trust, including seeking the appointment of a receiver (except in relation to the assets of the Trust) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the assets of the Trust).

     (b) The provisions of this Section 18 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Trust Deed, this Agreement or any other Basic Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or willful default.

     (c) It is acknowledged that the Relevant Parties (as defined in the Note Conditions) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Basic Documents) will be considered fraudulent, negligent or a willful default for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person regardless of whether the act or omission is purported to be on behalf of the Issuer Trustee.

     (d) No attorney, agent, receiver or receiver and manager appointed in accordance with this Agreement has authority to act on behalf of the Issuer Trustee in a way that exposes the Issuer Trustee to any liability in excess of that contemplated in this Section 18, and no act or omission of any such person will be considered the Issuer Trustee's fraud, negligence or willful default.

     (e) The Issuer Trustee is not obligated to do anything or refrain from doing anything under or in connection with this Agreement (including incur a liability) unless the Issuer Trustee's liability is limited in the same manner as set out in this Section 18.

19.  Successors.
     ----------

This Agreement shall inure to the benefit of and be binding upon the Macquarie Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Class A Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

20.  Actions by Representative; Notices.
     ----------------------------------

Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon and enforceable against the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at Deutsche Bank Securities Inc. at 60 Wall Street, New York, New York 10005, Facsimile: (212) 469-7120, Attention: Paul Vamburns, Director . Notices to the Manager shall be given to it at Macquarie Securitisation Limited, Level 23, 20 Bond Street, Sydney, New South Wales 2000, Australia, Facsimile:
+61 2 8232-4755, Attention: The Treasurer; to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 7, 9 Castlereagh Street, Sydney, NSW 2000, Facsimile: +61 2 9221 7370, Attention: Manager Securitisation and to Macquarie shall be given to it c/o Macquarie Securitisation Limited, Level 23, 20 Bond Street, Sydney, New South Wales 2000, Australia, Facsimile:
+61 2 8232-4755, Attention: The Treasurer.

21.  Counterparts: Applicable Law.
     ----------------------------

This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

Very truly yours,

MACQUARIE SECURITISATION LIMITED



By: /s/ Bevan Richardson                    By: /s/ Matthew O'Hare
    --------------------------------            --------------------------------
Name:   Bevan Richardson                    Name:   Matthew O'Hare
Title:  Attorney                            Title:  Attorney



PERPETUAL TRUSTEES AUSTRALIA LIMITED


By: /s/ Mark William Dickenson
    --------------------------------
Name:   Mark William Dickenson
Title:  Attorney



MACQUARIE BANK LIMITED


By: /s/ Bevan Richardson                    By: /s/ Matthew O'Hare
    --------------------------------            --------------------------------
Name:   Bevan Richardson                    Name:   Matthew O'Hare
Title:  Attorney                            Title:  Attorney

Accepted:  August 13, 2003

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and the several Underwriters listed in Schedule I hereto.


By: /s/ Paul Vambutas
    -----------------------------------
Name:   Paul Vambutas
Title:  Director



By: /s/ Nita Sue Cherry
    -----------------------------------
Name:   Nita Cherry
Title:  Managing Director

                                   SCHEDULE I


UNDERWRITER                                          PRINCIPAL AMOUNT OF CLASS A
                                                      NOTES TO BE PURCHASED

Deutsche Bank Securities Inc........................   Class A   $600,000,000
J.P. Morgan Securities Inc..........................   Class A   $300,000,000
Credit Suisse First Boston LLC......................   Class A   $300,000,000
        Total.......................................   $1,200,000,000

                                   SCHEDULE II

            List of Section 128F(9) Associates of the Issuer Trustee

ACT Nominees Limited
ASX Perpetual Registrars Limited
Australian Trustees Limited
Australian Trustees Pty Limited
Charleville Leasing Ltd
Commonwealth Trustees Pty Limited
Hunter Nominees Pty Ltd
Investor Marketplace Limited
Midway Nominees Pty Ltd
Perpetrust Nominees Pty Ltd
Perpetual Asset Management Ltd
Perpetual Assets Pty Ltd
Perpetual Australia Property Services (WA) Pty Ltd
Perpetual Australia Pty Limited
Perpetual Custodians Ltd
Perpetual Custodians WA Pty Ltd
Perpetual Executors Nominees Ltd
Perpetual Fund Services Limited
Perpetual Investment Management Limited
Perpetual Nominees Limited
Perpetual Property Services Australia Pty Ltd.
Perpetual Service Network Pty Limited
Perpetual Services Pty Limited
Perpetual Superannuation Limited
Perpetual Trust Services Limited
Perpetual Trustee Company (Canberra) Limited)
Perpetual Trustee Company Limited
Perpetual Trustees Nominees Limited
Perpetual Trustees Queensland Ltd
Perpetual Trustees S A Limited
Perpetual Trustees Victoria Limited
Perpetual Trustees W.A. Ltd
PT Limited
Queensland Trustees Pty Limited
Selwest Pty Ltd
Terrace Guardians Ltd
Wilson Dilworth Finance Pty Limited
Wilson Dilworth Limited
Wilson Dilworth Partnership Pty Ltd

                                  SCHEDULE III

           List of Section 128F(9) Associates of the Macquarie Parties

A)   List of Associates : Companies

     Abalflow Trust
     Airport Motorway Infrastructure No. 1 Limited
     Aldisa Nominees Pty Limited
     Aleatory Pty Limited
     Australian Hotel Investment Pty Limited
     B.E.S.T. Management Pty Limited
     Bavian Pty Limited
     BOND STREET AUSTRALIA LIMITED
         Airport Motorway Custodians Limited
     Bond Street Custodians Limited
     Bond Street Lease Management Pty Limited
     BOSTON AUSTRALIA LIMITED
         Boston Leasing Pty Limited
     CAMPUS INTERNATIONAL HOLDINGS PTY LIMITED
         Concept Blue Property Pty Limited
         Volatic Pty Limited
         Volbing Pty Limited
     CAMPUS INTERNATIONAL HOLDINGS TRUST
         Berkeley Holdings Unit Trust
         Berkeley Unit Trust
         Canterbury Court Holdings Trust
         Canterbury Court Unit Trust
         Elizabeth Holdings Unit Trust
         Elizabeth Unit Trust
     Cazinon Pty Limited
     Cemasta Pty Limited
     Cenford Pty Limited
     CHANNAR INVESTMENT NOMINEE PTY LIMITED
         Pandrew Pty Limited
     City Link Management Limited
     Colanera Pty Limited
     Colmoro Pty Limited
     ConnectEast Pty Limited
     Coriolis Water Services (Australia) Pty Limited
     D-Auction Internet Pty Limited
     Deline Pty Limited
     Divco 12 Pty Limited
     Divco 17 Pty Limited
     *Divco 23 Unit Trust
        Divco 23 Pty Limited
     Divco 28 Pty Limited
     Divco 38 Unit Trust
     *Divco 42 Unit Trust
        Divco 42 Pty Limited
     *Divco 47 Unit Trust
        Divco 47 Pty Limited
     *Divco 51 Unit Trust
        Divco 51 Pty Limited
     *Divco 54 Unit Trust
        Divco 54 Pty Limited
     *Divco 61 Unit Trust
        Divco 61 Pty Limited
     Divco 68 Pty Limited
     Divco 83 Unit Trust
     Diversified CLO Investment No. 1 Inc.
     EDIVISION INVESTMENTS PTY LIMITED
         Financial Enrichment Pty Limited
     FELTER PTY LIMITED
         Tryptic Pty Limited

     GALANTHUS AUSTRALIA PTY LIMITED
         Zelenka Pty Limited
     Galanthus Leasing Pty Limited
     Gatesun Pty Limited
     Gemata Pty Limited
     Gondor Pty Limited
     Hafling Pty Limited
     Hills Motorway Management Limited
     MacQuarie South Kingscliff Pty Limited
        (formerly Hopper No. 1 Pty Limited
     Horizon Energy Investment Management Limited
     HUB X Pty Limited # (incorporated April 4, 2003)
     Indemco Pty Limited
     Infrastructure Investment No. 2 Limited [incorp. in Cayman Islands] Infrastructure Investments No. 1 Pty Limited
     Kallerad Pty Limited
     Kepile Pty Limited
     Liana Pty Limited
     Mac Fund One Trust
     MAC IT 2000 Pty Limited
     Macquarie (1 Nicholson Street) Nominees Pty Ltd
        (formerly Hopper No. 3 Pty Limited)
     Macquarie (Arncliffe) Pty Limited
     Macquarie (Asia) Pte Limited  [incorp. in Singapore]
     MACQUARIE (HK) FINANCIAL SERVICES LIMITED * [INCORP. IN HKG]
         The Falcon General Partnership  (formed 6 December 2001)
         [formed in HKG]
     MACQUARIE ACCEPTANCES LIMITED
         BOND STREET INVESTMENTS PTY LIMITED
           CH4 Pty Limited (minority interest 10%)
          CH 4 Operations Pty Ltd
           Macquarie Holdings Trust
           Macquarie Investment Trust
           Macquarie Thirty-Fourth Aviation Leasing Pty Limited
           Macquarie Thirty-Seventh Aviation Leasing Pty Limited
           Macquarie Thirty-Third Aviation Leasing Pty Limited
           Sabco Australia Limited
         Foucault Pty Limited
         Gillman Pty Limited
         GLORIOLE PTY LIMITED
           LANROD PTY LIMITED
             VALCORA PTY LIMITED
           Macquarie Nominees ACT Pty Limited
         Hillsam Nominees Pty Limited
         Idameneo (No. 31) Pty Limited
         Macquarie (A.C.T. Property Investments) Pty Limited
           (formerly Macquarie Thirteenth Aviation Leasing Pty Limited) MACQUARIE ASSET MANAGEMENT LIMITED
           Coldava Limited
           Jubilee Pty Limited
           Macquarie Deposits Pty Limited
           MACQUARIE NZ HOLDINGS LIMITED
             MACQUARIE GROUP NEW ZEALAND LIMITED  [incorp. in NZ]
               MACQUARIE NEW ZEALAND LIMITED  [incorp. in NZ]
                MACQUARIE EQUITIES NEW ZEALAND LIMITED  [incorp. In NZ]
                  Macquarie Equities Custodians Limited [incorp. in NZ] Macquarie Equities Nominees Limited [incorp. in NZ] Macquarie Private Portfolio Management (NZ) Pty Limited
                     [incorp. in NZ]
                Macquarie Infrastructure (NZ) Limited  [incorp. in NZ]
                  (formerly Macquarie Property (NZ) Limited)
                New Zealand Cash Management Trust Limited [incorp. in NZ] Macquarie PH (UK) Limited [incorp. In UK]
           Parsees Pty Limited
           Telbane Pty Limited
           Totara Pty Limited
           Tywyn Pty Limited
           UTOPIA PTY LIMITED (MINORITY INTEREST 43%)
             CORPORATE CAPITAL EQUIPMENT FINANCING PTY LIMITED
               Mendlesham Corporation Pty Limited

               Naysin Pty Limited
               Old Brampton Corporation Pty Limited
               Ophidian Pty Limited
               Ornate Pty Limited
               Poltava Pty Limited
               PRAEN PTY LIMITED
                Grosvenor Office Equipment Hire Pty Limited
               Reconnoitre Pty Limited
               Resinal Pty Limited
               Second Resinal Pty Limited
             Dalou Pty Limited
             Fortescue Gardens Pty Limited
             Rovenda Pty Limited
             Rovny Pty Limited
             Samspin Limited
             Shadoof Pty Limited
         Macquarie Asset Services (Qld) Pty Limited
         Macquarie Asset Services (Vic) Pty Limited
         MACQUARIE AUSTRALIA PTY LIMITED
           Macquarie Investment (Hong Kong) Limited [incorp. in HKG] Sucette Pty Limited
         Macquarie Bank Superannuation (No. 2) Pty Limited
         Macquarie Bank Superannuation Pty Limited
         MACQUARIE DIRECT INVESTMENT LIMITED
           Macquarie Direct Investment A Limited
           Macquarie Direct Investment B Limited
         Macquarie First Aviation Leasing Pty Limited
         Macquarie Funds Management Limited
         MACQUARIE INVESTMENT MANAGEMENT LIMITED
           Macquarie-IMM Investment Management Limited  [incorp. in Korea]
              (minority interest 35%)
         Macquarie Lease Management Pty Limited
         Macquarie Lease Nominees Pty Limited
         MACQUARIE LEASING QLD PTY LIMITED
         Macquarie Leasing Vic. Pty Limited
         MBL River Links Pty Limited
           (formerly Macquarie Mortgage Management Pty Limited)
         Macquarie Office Management Limited
         Macquarie Property Services Pty Limited
         Macquarie Twelfth Aviation Leasing Pty Limited
         Macquarie Twentieth Aviation Leasing Pty Limited
         Macquarie Twenty-Eighth Aviation Leasing Pty Limited
         Macquarie Twenty-Third Aviation Leasing Pty Limited
         MBL Realty Investment Management Pty Limited
         Memnon Pty Limited
         Olary Pty Limited**
         Oxton Pty Limited
           Australian Index Money Managers Limited*
     Macquarie Admin Services Pty Limited
     Macquarie Airports Management Limited
         (formerly Bulwer Island Cogen Limited)
     Macquarie Alliances Pty Limited
     Macquarie Alternative Assets Management Limited
          (incorporated December 23, 2002)
     Macquarie Alternative Investments Limited
          (formerly Macquarie Alternative Investments Pty Limited, Macquarie Private Wealth Management Pty Limited)
     MACQUARIE ASIA HOLDINGS PTY LIMITED
         MACQUARIE INDONESIA HOLDINGS PTY LIMITED
           PT Macquarie Konsultan Indonesia [incorp. in Indonesia] Macquarie Asia Limited [incorp. in HKG]
     Macquarie Asia Property Advisors Limited [incorp. in Bermuda] Macquarie Asiawide Management Limited [incorp. in HKG]
     Macquarie Asset Services (ACT) Pty Limited
     Macquarie Asset Services (WA) Pty Limited
     Macquarie Asset Services Limited
     MACQUARIE AUSTRALIA (HK) LIMITED  [incorp. in HK]
         Macquarie Pacific Management Limited  [incorp. in Cook Islands]

     Macquarie Australia Corporate Finance Limited
     Macquarie Australia Infrastructure Pty Limited
     Macquarie Australia Lease Management Pty Limited
     Macquarie Australia Management Services Pty Limited
     Macquarie Australia Securities Limited
     Macquarie Australia Technology Pty Limited
     Macquarie Aviation Capital Group
     Macquarie Aviation Capital Finance Limited
     Macquarie Aviation Capital Limited
     Macquarie Business Broking Services Pty Limited
     Macquarie Capital Markets Nominees Pty Limited
     Macquarie CLO Investment No. 1 Pty Limited
     Macquarie CLO Investment No. 2 Pty Limited
     MACQUARIE COMMERCIAL LEASING VIC. PTY LIMITED
         Softwood View Pty Limited
     Macquarie Communications Infrastructure Management Limited
     Macquarie Concept Blue Pty Limited
     Macquarie Coolibah Management Limited
     Macquarie Corporate Finance (USA) Inc.  [incorp. in USA]
     MACQUARIE CORPORATE FINANCE HOLDINGS PTY LIMITED
         (formerly Macquarie Twenty-Ninth Aviation Leasing Pty Limited) MACQUARIE CORPORATE FINANCE LIMITED
           Airport Motorway Infrastructure No. 3 Limited
           Airport Motorway Infrastructure No. 4 Limited
           Macquarie (Hong Kong) Limited  [incorp. in HKG]
           MACQUARIE (JAPAN) LIMITED * [incorp. in Japan]
             JPF Investment Ltd (incorporated 4 June 2002)
             MJL Ace Limited * [incorp. in Japan]
             MJL Bay Limited * [incorp. in Japan]
             MJL Cookie Limited (incorp. in Japan)
             MJL Delta Limited
             MJL Esprit Limited
             MJL Flap Limited
             MJL Gamma Limited
             MJL Hawk Limited
             MJL Impulse Limited
             MJL Jet Limited
           Macquarie (Malaysia) Sdn Bhd  [incorp. in Malaysia]
           Macquarie Aircraft Leasing No. 1 Limited
           Macquarie Africa (Proprietary) Limited [incorp. in South Africa] Macquarie Asset Finance Limited
           Macquarie Aviation (No. 1) Limited
           Macquarie France Holdings Pty Limited
           Macquarie Infrastructure Limited
           Macquarie Infrastructure No. 2 Limited
           MACQUARIE NORTH AMERICA LIMITED * [INCORP. IN CANADA]
             Macquarie Canadian Infrastructure Management Limited
             [incorp. in Canada]
             Macquarie Capital (Canada) Ltd
             Macquarie North America Securities Limited [incorp. in Canada] Macquarie Essential Assets Partnership
             Macquarie Transmission Alberta Limited [incorp. in Canada] (formerly 941534 Alberta Limited)
           Macquarie Securitisation (OBU) Pty Limited
             (formerly Macquarie Securitisation (OBU) Limited, Bulwer Island Cogen Holdings Limited)
           Macquarie Structured Products (International) Limited
              (formerly Macquarie Corporate Finance International Limited) Tadina Pty Limited
           Tegny Pty Limited
           Tenata Pty Limited
     Macquarie CountryWide Management Limited
     Macquarie Development Capital II Pty Limited
     Macquarie Development Capital Pty Limited
     Macquarie Development Direction Pty Limited
     MACQUARIE DIRECT PROPERTY MANAGEMENT LIMITED
         Principle Holdings No. 2 Pty Limited
     Macquarie Distribution Pty Limited
     MACQUARIE DIVERSIFIED INVESTMENTS NO 2 PTY LTD

         Macquarie Investments No. 2 Limited Partnership
     MACQUARIE DIVERSIFIED INVESTMENTS NO 3 PTY LTD
         Macquarie Investments No. 3 Limited Partnership
     MACQUARIE DIVERSIFIED PORTFOLIO INVESTMENTS PTY LIMITED
         MACQUARIE DIVERSIFIED INVESTMENTS LIMITED PARTNERSHIP
         (27% MINORITY OWNERSHIP)
           Macquarie Diversified Investment Services Pty Limited
     Macquarie Domestic Hedge Fund Management Limited
     Macquarie Equipment Finance Pty Limited
     Macquarie Equities (Asia) Limited  [incorp. in HKG]
     MACQUARIE EQUITIES (AUSTRALIA) LIMITED
     Belike Nominees Pty Limited
         Buttonwood Nominees Pty Limited
         Elise Nominees Pty Limited
         Macquarie Securities (Asia) Pty Limited
         Nanway Nominees Pty Limited
         Rema Nominees Pty Limited
         Woodross Nominees Pty Limited
     MACQUARIE EQUITIES (US) HOLDINGS PTY LIMITED
         Macquarie Equities Brasil Limitada [incorp. in Brazil]
         MACQUARIE HOLDINGS (USA) INC.  [incorp. in USA]
           Macquarie Americas Corp  [incorp. in USA]
           Macquarie Brasil Limitada [incorp. in Brazil]
           Macquarie Electronics Consulting Inc.
           Macquarie Electronics USA Inc.
           MACQUARIE REAL ESTATE INC.  [incorp. in USA]
             (formerly Macquarie (Delaware) Inc.)
             MACQUARIE MORTGAGES USA INC.  [incorp. in USA]
             (merged with Macquarie Mortgages Financing Inc.)
             Macquarie Real Estate Finance Inc. [incorp. in USA]
           Macquarie Equities (USA) Inc.  [incorp. in USA]
           MACQUARIE INC.  [incorp. in USA]
             Macquarie Futures Inc. [incorp. in USA]
           Macquarie Real Estate Finance Consulting Inc. [incorp. in USA] MACQUARIE EQUITIES LIMITED
         Dexin Nominees Pty Limited
         Equitas Nominees Pty Limited
         Idameneo (No. 79) Nominees Pty Limited
         Uphill Nominees Pty Limited
     Macquarie Equity Capital Markets Limited
     MACQUARIE EUROPEAN HOLDINGS PTY LIMITED
         Macquarie Equities (UK) Limited [incorp. in UK]
     Macquarie Filmed Investments Pty Limited
     MACQUARIE FINANCE LIMITED
         Macquarie Syndication (No. 4) Pty Limited
     Macquarie Finance (NZ) Limited  [incorp. in NZ]
     Macquarie Financial Products Management Limited
     Macquarie Fleet Finance Pty Limited
     Macquarie Fleet Leasing Pty Limited
     Macquarie Fourteenth Aviation Leasing Pty Limited
     Macquarie Forestry Services Pty Limited
     Macquarie Funds Management Hong Kong Limited [incorp. In HKG] Macquarie Health Holdings Pty Ltd (incorporated 10 May 2002)
     Macquarie Infrastructure Debt Management Limited
     Macquarie Infrastructure Funds Management Limited
     Macquarie Infrastructure No. 4 Pty Limited
     Macquarie International Finance Limited
         (formerly Wealth Nominees Pty Limited)
     Macquarie Investment Management
         (UK Limited)
     Macquarie Infrastructure Investment Management (UK) Limited
     MACQUARIE INFRASTRUCTURE INVESTMENT MANAGEMENT LIMITED
         AMT Management Limited
     Macquarie International Asset Management Co. Limited
     Macquarie International Capital Advisors Pty Limited
     Macquarie International Capital Markets Limited [incorp. in HKG] MACQUARIE INTERNATIONAL LIMITED [incorp. in UK]
         Macquarie Finance (UK) Limited [incorp. in UK]

     Macquarie International Property Services Pty Limited
     MACQUARIE INTERNATIONALE HOLDINGS LIMITED [INCORP. IN UK]
         MACQUARIE CAPITAL LIMITED [incorp. in United Kingdom]
           Macquarie Capital GmbH [incorp. in Austria]
         Macquarie Capital Korea Co Limited
           (formerly Macquarie IT Korea Co Limited)
     Macquarie Investment Services Limited
     Macquarie Korea Co. Limited [incorp. in Korea]
     MACQUARIE LEASING NSW PTY LIMITED
         Acuba Pty Limited
     Macquarie Leasing Pty Limited
     Macquarie Leasing (NZ) Limited [incorp. in NZ]
     Macquarie Leasing (UK) Limited [incorp. in UK]
     Macquarie Leisure Management Limited
     Macquarie Life Limited
     Macquarie Marinas Management Limited
     Macquarie Mortgages Pty Limited
     Macquarie N.T. Leasing Pty Limited
     Macquarie Options Pty Limited
     Macquarie Photonics Pty Limited
     Macquarie Portfolio Services Pty Limited
     Macquarie PRISM Pty Limited
     Macquarie Private Portfolio Management Limited
     Macquarie Project Finance Pty Limited
     Macquarie Property Development Finance Limited
     MACQUARIE PROPERTY INTERNATIONAL PTY LIMITED
         MACQUARIE PROPERTY CHINA PTY LIMITED
           Macquarie (Tianjin) Property Services Co. Limited [incorp. in China] Sedulous Investments Pty Limited
         Macquarie Property Finance Limited [incorp. in NZ]
     Macquarie Property (OBU) Pty Limited
     Macquarie Real Estate Asia Limited
         (formerly Macquarie Property Management (International) Limited) Macquarie Real Estate Equity Fund No. 2 Pty Limited
     Macquarie Realty Services Australia Pty Limited
     Macquarie Realty Services Pty Limited
     MACQUARIE REGIONAL SHAREHOLDINGS (UK) LIMITED
         Ropemaker Street Investments Limited
     Macquarie Risk Management Advisory Pty Limited
     MACQUARIE SCIENCE HOLDINGS LIMITED
         Garachine Pty Limited
     MACQUARIE SECURITIES LIMITED [incorp. in NZ]
         MACQUARIE CAPITAL (NZ) LIMITED
           (formerly Ojai Holdings Limited)
           Macquarie I.T. (NZ) Limited [incorp. in NZ]
           Worldwide Parking Group  Limited (incorp. 27 March 2002)
           [incorp. in NZ]
     Macquarie Securities Management Pty Limited
     MACQUARIE SECURITISATION (HONG KONG) LIMITED [incorp. in HKG]
     Macquarie Securitisation Limited
     Macquarie Services (Hong Kong) Limited [incorp. in HKG]
     Macquarie Specialised Asset Management 2 Limited
     Macquarie Specialised Asset Management Limited
     Macquarie Strata Services Pty Limited
     Macquarie Structured Equities Pty Limited
     Macquarie Structured Products Australia Limited
     Macquarie Syndicate Management Pty Limited
     Macquarie Syndicate Nominee Pty Limited
     Macquarie Syndication (No. 7) Pty Limited
     Macquarie Syndication (No. 12) Pty Limited
     Macquarie Syndication (No. 22) Pty Limited
     MACQUARIE TECHNOLOGY GROUP PTY LIMITED
         MACQUARIE TECHNOLOGIES (MALAYSIA) SDN BHD [incorp. in Malaysia]
           Macquarie IT Sdn Bhd [incorp. in Malaysia]
     Macquarie Technology Investments Limited
     Macquarie Technology Ventures Nominee Pty Limited
     Macquarie Technology Ventures Pty Limited
     MACQUARIE TELECOMMUNICATIONS HOLDINGS PTY LIMITED
     (incorporated 28 May 2002)

         NTL TELECOMMUNICATIONS HOLDINGS PTY LIMITED (acquired 2 April 2002)
           ntl Telecommunications Pty Limited (acquired 2 April 2002) Macquarie Tourism & Leisure Pty Limited
     Macquarie Treasury Management Limited [incorp. in Bermuda]
     Macquarie Treasury Nominees Pty Limited
     Macquarie Treasury Private Trustee Company Limited [incorp. in Bermuda] Macquarie Twenty-Seventh Aviation Leasing Pty Limited
     Macquarie Real Estate Asia Nominees Pty Limited
         (formerly Macquarie Vue Nominees Pty Limited)
     MAIL HOLDINGS LIMITED
         CASL Financial Services Pty Limited
         MACQUARIE AUSTRALIA INTERNATIONAL LIMITED
           Macquarie Risk Advisory Services Limited
          Margin Lending Nominees Pty Limited
     MASL No. 2 Pty Limited
         (formerly Macquarie Securitisation No. 2 Pty Limited)
     MC Capital Group
         Macquarie Electronics Limited
         Macquarie Electronics Remarketing Limited
     MC Capital Holdings No. 1 Pty Limited
     MC Capital Holdings No. 2 Pty Limited
     MCF Leasing Pty Limited
     MECML Nominees Pty Limited
     Melbourne Airlink Pty Limited
     Merit Management No. 1 Pty Limited
     Merit No. 1 Pty Limited
     Newton Specialist Funds Management Limited
         (formerly Macquarie IB Limited, Newton Specialist Fund
         Management Limited)
     Oarale Pty Limited
     PACIFIC RIM OPERATIONS LIMITED
     PARAY PTY LIMITED
         Macquarie Syndication (No. 23) Pty Limited
     Placate Pty Limited
     PUMA Management Pty Limited
     Q Rent Pty Limited
     Quintet Funds Management Limited
     Reboot PC Logistics Pty Limited
     Residco Pty Limited
     Royal Parade Apartments Pty Limited
     Rugarno Pty Limited
     Santorini One Pty Limited
     SECURE Australia Management Pty Limited
     Secure Australia II Limited
     SPAL Limited
     Structured Prime Asset Receivables (SPARS) No.1 Pty Limited
     Sucrafeed No. 1 Pty Limited
     Sucrafeed No. 2 Pty Limited
     SYNDICATED ASSET MANAGEMENT PTY LIMITED
         RP Developments Pty Limited
     Talamba Pty Limited
     Taralie Pty Limited
     Tegensee Pty Limited
     TERRITORY AIRPORT LIMITED
     The Victorian Rolling Stock Leasing Company Pty Limited
     TranSA Pty Limited
     TranSA Services Pty Limited
     URBAN PACIFIC LIMITED
         Alloca (No. 4) Pty Limited
         UPL River Links Investments Pty Ltd
         Kensington Banks Pty Limited
         Mont Park Development Company Pty Limited
         SMR Developments Pty Limited
         UPL Developments Pty Limited
         UPL (SA) Pty Limited
         UPL (WA) Pty Limited
         Urban Pacific Springthorpe Investment Pty Limited
         Vue Apartments Pty Limited

     Vanne Pty Limited
     VicWire Partnership Pty Limited
     Vintage Golf Operations Pty Limited
         (formerly Casey Hospital Group Pty Limited)
     Wuxta Pty Limited
     Zoffanies Pty Limited


B)   List of Associates : Joint Ventures / Partnerships

     303 Collins Street Trust
     AmInvestment Management Sdn Bhd
     AmInvestment Services Bhd
     Artsim Pty Limited
     August Trading Limited
     Austian (Tianjin) Real Estate Development Co. Limited
     Bondi Beach Railway Limited
     China Housing Investment Fund No. 6
     Develop Co Pty Limited
     First China Property Group Limited
     Four Corners Capital Management LLC
     Green Square Joint Venture
     Helmsman Funds Management Limited
     Helmsman Funds Management Pty Limited
     Helmsman Nominees Pty Limited
     ICA Property Development Fund No. 1 Pty Limited
     ICA Property Development Fund No. 2 Pty Limited
     Innofin Pty Limited
     International Retail Limited
     Macquarie Capital Partners LLC
     Macquarie CCY Feeder Fund
     Macquarie FX Feeder Fund
     Macquarie FX Feeder Fund No. 2
     Macquarie Goodman Management Limited
     Macquarie Offshore Feeder Fund
     Macquarie Offshore Feeder Fund No. 2
     Macquarie Offshore Feeder Fund No. 3
     Macquarie Pro-Logis Management LLC
     Macquarie Real Estate Equity Fund No. 1 Pty Limited
     Macquarie Securitisation Shanghai Co. Limited
     Macquarie-IMM Asset Management Co Limited
     Medallist Developments Pty Limited
     Medallist Golf Developments Trust
     Medallist Holdings Inc.
     Mining Equipment Company Pty Limited
     MP Management LLC
     MPI Private Trustee Limited
     OMNI Investments Pty Limited
     River Links Development Pty Limited
     SecuriClear Limited
     Shinhan Macquarie Financial Advisory Co Limited
     Southern African Infrastructure Fund Managers (Proprietary) Limited Tasman Economics Pty Limited
     The Cannery Unit Trust
     The Financial Arena Pty Limited
     Tianjin Macquarie Property Development Management Company Limited Vytel Spectrum Pty Limited

TABLE OF CONTENTS

1.  Purchase and Sale........................................................ 2
2.  Offering................................................................. 3
3.  Delivery and Payment..................................................... 6
4.  Representations and Warranties of the Macquarie Parties and
    the Issuer Trustee....................................................... 7
5.  Covenants and Agreements.................................................14
6.  Conditions to the Obligations of the Underwriters........................17
7.  Indemnification and Contribution.........................................21
8.  Termination..............................................................24
9.  Effectiveness of Agreement; Default of Underwriters......................25
10. Expenses upon Termination................................................25
11. Fee Letter...............................................................26
12. Consent to Jurisdiction; Appointment of Agent to Accept Service
    of Process...............................................................26
13. Foreign Taxes............................................................26
14. Waiver of Immunities.....................................................27
15. Judgment Currency........................................................27
16. Selling Restrictions.....................................................27
17. Certain Matters Relating to the Issuer Trustee...........................29
18. Successors...............................................................30
19. Actions by Representative; Notices.......................................30
20. Counterparts: Applicable Law.............................................30

Schedule I
Schedule II
Schedule III




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